EXHIBIT 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months Ended
March 31, 2016

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS STRONG
FIRST QUARTER 2016 RESULTS

•	Same-center NOI for the first quarter 2016 increased 2.8% in the Total Portfolio and 2.5% in the Malls compared with the prior-year period.

•	FFO per diluted share, as adjusted, increased 8% to $0.56 for the first quarter 2016, compared with $0.52 in the prior-year period.

•
Year-to-date, CBL completed $359 million in disposition activity representing $190 million at CBL's share. These transactions generated net equity proceeds to CBL of nearly $100 million and removed over $90 million of secured debt from its balance sheet.

•	Same-center sales increased 2.4% to $378 per square foot for the rolling 12-months ended March 31, 2016 over the prior-period.

•	Same-center mall occupancy increased 130 basis points to 91.0% as of March 31, 2016 compared with 89.7% as of March 31, 2015.
CHATTANOOGA, Tenn. (April 27, 2016) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the first quarter ended March 31, 2016. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended March 31,
	2016	2015
Funds from Operations ("FFO") per diluted share	$0.68	$0.62
FFO, as adjusted, per diluted share (1)	$0.56	$0.52
(1) FFO, as adjusted, for the quarter ended March 31, 2016 excludes $1.7 million of litigation settlement expense and a $26.4 million increase in equity in earnings related to the sale of our 50% interest in Triangle Town Center. FFO, as adjusted, for the quarter ended March 31, 2015 excludes a partial litigation settlement, net of related expenses, of $4.7 million and a $16.6 million gain on investment related to the sale of marketable securities.

CBL's President and Chief Executive Officer Stephen Lebovitz commented, "During the first quarter, we generated excellent results across all areas of our business. FFO per share increased 8% to $0.56 per share, exceeding market expectations. Same-center NOI grew 2.8%, with occupancy increasing more than 130 basis points and sales improving 2.4% to $378 per square foot. While renewal lease spreads moderated as anticipated, retailer demand remained strong resulting in double-digit increases for new leases.

"We have completed more than $359 million in dispositions year-to-date, with activity in both our mall and community center programs. In aggregate, these transactions generated nearly $100 million of net equity proceeds and removed over $90 million of associated debt, contributing to our improving liquidity position. We remain committed to our disposition program and balance sheet improvement but we are also investing in our future growth through ongoing redevelopments and strategic new developments including a new outlet center project that we'll be announcing soon. We look forward to continuing this positive momentum in our performance throughout the year."

1

CBL Reports First Quarter 2016 Results

April 27, 2016

FFO allocable to common shareholders, as adjusted, for the first quarter 2016 was $95.0 million, or $0.56 per diluted share, compared with $87.9 million, or $0.52 per diluted share, for the first quarter 2015. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the first quarter 2016 was $111.2 million compared with $102.9 million for the first quarter of 2015.
Net income attributable to common shareholders for the first quarter 2016 was $28.9 million, or $0.17 per diluted share, compared with net income of $34.9 million, or $0.20 per diluted share, for the first quarter 2015. The decline in net income is primarily a result of the write-down of the book value to estimated fair value of properties sold or classified as non-core in the first quarter 2016, partially offset by an increase in equity in earnings related to the sale of our 50% interest in Triangle Town Center. Net income for the first quarter 2015 included a gain on investment related to the sale of marketable securities.
Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended March 31, 2016
Portfolio same-center NOI	2.8%
Mall same-center NOI	2.5%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR VARIANCES IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER ENDED MARCH 31, 2016

•	Same-center revenues increased $4.7 million and operating expenses declined by $0.3 million.

•	Minimum rents increased $2.5 million during the quarter as a result of rent growth and occupancy increases over the prior year.

•	Percentage rents increased by $0.7 million due to positive sales growth.

•	Tenant reimbursement and other revenues increased by $1.5 million.

•	Property operating expense declined $0.8 million partially offset by a $0.3 million increase in real estate tax expense and a $0.2 million increase in maintenance and repair expense.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of March 31,
	2016	2015
Portfolio occupancy	91.6%	90.9%
Mall portfolio	90.9%	89.8%
Same-center malls	91.0%	89.7%
Stabilized malls	90.9%	89.5%
Non-stabilized malls (1)	91.4%	97.1%
Associated centers	91.5%	94.2%
Community centers	96.0%	97.5%

(1)
Represents occupancy for The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of March 31, 2016 and Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of March 31, 2015.

2

CBL Reports First Quarter 2016 Results

April 27, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended March 31, 2016
Stabilized Malls	2.8%
New leases	24.4%
Renewal leases	(3.2)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended March 31,
	2016	2015	% Change
Stabilized mall same-center sales per square foot	$378	$369	2.4%

DISPOSITIONS
Year-to-date, CBL has completed $359 million in disposition activity, representing $190 million at CBL's share, including interest in two malls and two community centers. These transactions generated net equity proceeds of nearly $100 million and additionally removed over $90 million of secured debt from CBL's pro rata share of Total Debt. Net proceeds from the dispositions were used to reduce outstanding balances on the Company's lines of credit.

In February, CBL announced that it closed on a new 10/90 joint venture for Triangle Town Center, Place and Commons in Raleigh, NC, with DRA Advisors LLC (DRA). The new joint venture acquired the property from the existing 50/50 joint venture between CBL and The Richard E. Jacobs Group for a total consideration of $174.0 million, including assumption of a $171.1 million loan secured by the property. CBL now holds a 10% ownership position in the asset and is responsible for leasing and managing, earning customary fees.

Concurrent with the formation of the new joint venture, the new entity closed on a modification and restructuring of the loan, which matured in December 2015. The modified loan has an initial term of three-years maturing in December 2018, with two one-year extension options available to the joint venture, for a final maturity date of December 2020. The interest was reduced from 5.737% to 4.0%, interest-only payments.

In March, CBL closed on the sale of a 75% interest in River Ridge in Lynchburg, VA, to Liberty University and received net cash proceeds of $33.5 million. CBL retains a 25% ownership position in the asset and is responsible for leasing and management, earning customary fees.

In April, CBL and its 50/50 joint venture partner closed on the sale of 100% of Renaissance Center, the 363,000-square-foot community shopping center located in Durham, NC. Renaissance Center was sold for a sales price of $129.2 million, including the assumption of a $16.0 million loan by the buyer and a $31.6 million loan that was retired at closing. The transaction generated net equity to CBL of $40.8 million.

In April, CBL completed the sale of The Crossings at Marshalls Creek, the 86,000-square-foot community center located in Middle Smithfield, PA, for a sales price of $22.3 million, in cash.

3

CBL Reports First Quarter 2016 Results

April 27, 2016

FINANCINGS
In April, CBL and the existing lender agreed to a restructure of the existing $27.4 million non-recourse loan secured by Hickory Point Mall in Forsyth, IL. The term of the loan was extended three years to December 2018, with an additional one-year extension option available at the Company's option, for a final maturity of December 2019. The interest rate was maintained at 5.85%, with future amortization payments eliminated. The projected cash flow above the new debt service over the next three years is expected to fully fund the property's proposed redevelopment.

Gulf Coast Town Center in Fort Myers, FL (owned in a 50/50 joint venture) is in receivership. Foreclosure proceedings have commenced, and CBL anticipates the foreclosure to be completed in 2016.

DEVELOPMENT
In March, CBL and its joint venture partner, Stirling Properties, celebrated the grand opening of Ambassador Town Center in Lafayette, LA, a 438,000-square-foot community center. The center opened 97% leased with anchors Costco, Dick's Sporting Goods, Field & Stream, Marshalls, HomeGoods, and Nordstrom Rack.

OUTLOOK AND GUIDANCE
Based on first quarter results and its current outlook, the Company is reiterating 2016 guidance for FFO, as adjusted, in the range of $2.32 - $2.38 per diluted share. CBL anticipates achieving same-center NOI growth in the range of 0.5% - 2.0% in 2016.
    The guidance also assumes the following:

•	$3.0 million to $5.0 million of outparcel sales;

•	25-75 basis point increase in total portfolio occupancy as well as stabilized mall occupancy throughout 2016;

•	G&A, net of litigation expense, of $58 million to $60 million; and

•	No unannounced capital markets activity.

	Low	High
Expected diluted earnings per common share	$0.77	$0.83
Adjust to fully converted shares from common shares	(0.11)	(0.12)
Expected earnings per diluted, fully converted common share	0.66	0.71
Add: depreciation and amortization	1.57	1.57
Add: Loss on impairment	0.10	0.10
Add: noncontrolling interest in earnings of Operating Partnership	0.11	0.12
Expected FFO per diluted, fully converted common share	2.44	2.50
Adjustment for sale of unconsolidated affiliate	(0.13)	(0.13)
Adjustment for litigation settlement, net of related expenses	0.01	0.01
Expected adjusted FFO per diluted, fully converted common share	$2.32	$2.38

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call on Thursday, April 28, 2016, at 11:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 7449843.  A replay of the conference call will be available through May 5, 2016, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10082081. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., first quarter earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

4

CBL Reports First Quarter 2016 Results

April 27, 2016

The Company will also provide an online webcast and rebroadcast of its 2016 first quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, April 28, 2016 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
Headquartered in Chattanooga, TN, CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 141 properties, including 91 regional malls/open-air centers. The properties are located in 31 states and total 85.6 million square feet including 8.0 million square feet of non-owned shopping centers managed for third parties. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during the first quarter of 2016, the Company recognized $1.7 million of litigation expense as well as a $26.4 million increase in equity in earnings related to the sale of our 50% interest in Triangle Town Center. Additionally, during the first quarter of 2015, the Company recognized a $16.6 million gain on investment related to the sale of marketable securities and received income of $4.7 million, net of related expenses, as a partial settlement of ongoing litigation. Considering the significance and nature of these items, the Company believes it is important to identify their impact on its FFO measures for readers to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods.

5

CBL Reports First Quarter 2016 Results

April 27, 2016

Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated Properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the Properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

6

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months Ended March 31, 2016
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
REVENUES:
Minimum rents	$170,629	$169,081
Percentage rents	4,673	4,137
Other rents	5,062	5,171
Tenant reimbursements	73,366	72,133
Management, development and leasing fees	2,581	2,778
Other	6,767	7,609
Total revenues	263,078	260,909
OPERATING EXPENSES:
Property operating	38,628	38,904
Depreciation and amortization	76,506	76,266
Real estate taxes	23,028	22,785
Maintenance and repairs	14,548	14,216
General and administrative	17,168	17,230
Loss on impairment	19,685	—
Other	9,685	6,476
Total operating expenses	199,248	175,877
Income from operations	63,830	85,032
Interest and other income	360	5,274
Interest expense	(55,231)	(59,157)
Gain on extinguishment of debt	6	—
Gain on investment	—	16,560
Equity in earnings of unconsolidated affiliates	32,390	3,823
Income tax benefit	537	916
Income from continuing operations before gain on sales of real estate assets	41,892	52,448
Gain on sales of real estate assets	—	757
Net income	41,892	53,205
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(4,945)	(6,172)
Other consolidated subsidiaries	3,127	(869)
Net income attributable to the Company	40,074	46,164
Preferred dividends	(11,223)	(11,223)
Net income attributable to common shareholders	$28,851	$34,941

Basic per share data attributable to common shareholders:
Net income attributable to common shareholders	$0.17	$0.21
Weighted-average common shares outstanding	170,669	170,420

Diluted per share data attributable to common shareholders:
Net income attributable to common shareholders	$0.17	$0.20
Weighted-average common and potential dilutive common shares outstanding	170,669	170,510

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2016

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net income attributable to common shareholders	$28,851	$34,941
Noncontrolling interest in income of Operating Partnership	4,945	6,172
Depreciation and amortization expense of:
Consolidated properties	76,506	76,266
Unconsolidated affiliates	9,178	10,317
Non-real estate assets	(837)	(842)
Noncontrolling interests' share of depreciation and amortization	(2,393)	(2,631)
Loss on impairment	19,685	—
Gain on depreciable property	—	(67)
FFO allocable to Operating Partnership common unitholders	135,935	124,156
Litigation settlements, net of related expenses (1)	1,707	(4,658)
Gain on investment	—	(16,560)
Equity in earnings from sale of unconsolidated affiliate	(26,395)	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$111,247	$102,938

FFO per diluted share	$0.68	$0.62

FFO, as adjusted, per diluted share	$0.56	$0.52

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,926	199,771

Reconciliation of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders:
FFO allocable to Operating Partnership common unitholders	$135,935	$124,156
Percentage allocable to common shareholders (2)	85.37%	85.35%
FFO allocable to common shareholders	$116,048	$105,967

FFO allocable to Operating Partnership common unitholders, as adjusted	$111,247	$102,938
Percentage allocable to common shareholders (2)	85.37%	85.35%
FFO allocable to common shareholders, as adjusted	$94,972	$87,858

(1) Litigation settlement is included in Interest and Other Income in the Consolidated Statements of Operations. Litigation expense, including settlements paid, is included in General and Administrative expense in the Consolidated Statements of Operations.

(2) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 12.

	Three Months Ended March 31,
	2016	2015
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$951	$1,306
Lease termination fees per share	$—	$0.01

Straight-line rental income	$149	$684
Straight-line rental income per share	$—	$—

Gains on outparcel sales	$—	$1,107
Gains on outparcel sales per share	$—	$0.01

Net amortization of acquired above- and below-market leases	$1,076	$646
Net amortization of acquired above- and below-market leases per share	$0.01	$—

Net amortization of debt premiums and discounts	$627	$583
Net amortization of debt premiums and discounts per share	$—	$—

Income tax benefit	$537	$916
Income tax benefit per share	$—	$—

Gain on extinguishment of debt	$6	$—
Gain on extinguishment of debt per share	$—	$—

Gain on investment	$—	$16,560
Gain on investment per share	$—	$0.08

Equity in earnings from sale of unconsolidated affiliate	$26,395	$—
Equity in earnings from sale of unconsolidated affiliate per share	$0.13	$—

Abandoned projects expense	$(1)	$(125)
Abandoned projects expense per share	$—	$—

Interest capitalized	$548	$1,208
Interest capitalized per share	$—	$0.01

Litigation settlements, net of related expenses	$(1,707)	$4,658
Litigation settlements, net of related expenses per share	$(0.01)	$0.02

	As of March 31,
	2016	2015
Straight-line rent receivable	$67,498	$64,340

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2016

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended March 31,
	2016	2015
Net income	$41,892	$53,205

Adjustments:
Depreciation and amortization	76,506	76,266
Depreciation and amortization from unconsolidated affiliates	9,178	10,317
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,393)	(2,631)
Interest expense	55,231	59,157
Interest expense from unconsolidated affiliates	6,585	9,685
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,679)	(1,695)
Abandoned projects expense	1	125
Gain on sales of real estate assets	—	(757)
Gain on sales of real estate assets of unconsolidated affiliates	(26,395)	(563)
Gain on investment	—	(16,560)
Gain on extinguishment of debt	(6)	—
Loss on impairment	19,685	—
Income tax benefit	(537)	(916)
Lease termination fees	(951)	(1,306)
Straight-line rent and above- and below-market lease amortization	(1,225)	(1,330)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	3,127	(869)
General and administrative expenses	17,168	17,230
Management fees and non-property level revenues	(4,776)	(11,458)
Operating Partnership's share of property NOI	191,411	187,900
Non-comparable NOI	(11,039)	(12,481)
Total same-center NOI (1)	$180,372	$175,419
Total same-center NOI percentage change	2.8%

Malls	$163,366	$159,406
Associated centers	8,241	7,832
Community centers	6,601	6,010
Offices and other	2,164	2,171
Total same-center NOI (1)	$180,372	$175,419

Percentage Change:
Malls	2.5%
Associated centers	5.2%
Community centers	9.8%
Offices and other	(0.3)%
Total same-center NOI (1)	2.8%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2016, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2016. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are properties which are non-core, under major redevelopment, being considered for repositioning or where we intend to renegotiate the terms of the debt secured by the related property.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2016 and 2015

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of March 31, 2016
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,466,259	$1,232,515	$4,698,774	$(15,287)	$4,683,487
Noncontrolling interests' share of consolidated debt	(109,906)	(7,602)	(117,508)	757	(116,751)
Company's share of unconsolidated affiliates' debt	594,028	152,968	746,996	(1,574)	745,422
Company's share of consolidated and unconsolidated debt	$3,950,381	$1,377,881	$5,328,262	$(16,104)	$5,312,158
Weighted average interest rate	5.40%	1.90%	4.49%

	As of March 31, 2015
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,984,876	$684,835	$4,669,711	$(15,833)	$4,653,878
Noncontrolling interests' share of consolidated debt	(114,519)	(7,058)	(121,577)	922	(120,655)
Company's share of unconsolidated affiliates' debt	669,691	98,940	768,631	(1,766)	766,865
Company's share of consolidated and unconsolidated debt	$4,540,048	$776,717	$5,316,765	$(16,677)	$5,300,088
Weighted average interest rate	5.45%	1.75%	4.91%

Debt-To-Total-Market Capitalization Ratio as of March 31, 2016
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	200,049	$11.90	$2,380,583
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			3,006,833
Company's share of total debt, excluding unamortized deferred financing costs			5,328,262
Total market capitalization			$8,335,095
Debt-to-total-market capitalization ratio			63.9%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on March 31, 2016. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2016 and 2015

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended March 31,
2016:	Basic	Diluted
Weighted average shares - EPS	170,669	170,669
Weighted average Operating Partnership units	29,257	29,257
Weighted average shares- FFO	199,926	199,926

2015:
Weighted average shares - EPS	170,420	170,510
Weighted average Operating Partnership units	29,261	29,261
Weighted average shares- FFO	199,681	199,771

Dividend Payout Ratio

	Three Months Ended March 31,
	2016	2015
Weighted average cash dividend per share	$0.27278	$0.27279
FFO as adjusted, per diluted fully converted share	$0.56	$0.52
Dividend payout ratio	48.7%	52.5%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2016
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	March 31, 2016	December 31, 2015
ASSETS
Real estate assets:
Land, buildings and improvements, net of accumulated depreciation	$5,643,220	$5,781,962
Held for sale	18,721	—
Developments in progress	87,576	75,991
Net investment in real estate assets	5,749,517	5,857,953
Cash and cash equivalents	25,031	36,892
Receivables:
Tenant, net of allowance for doubtful accounts of $2,034 and $1,923 in 2016 and 2015, respectively	93,756	87,286
Other, net of allowance for doubtful accounts of $1,275 and $1,276 in 2016 and 2015, respectively	13,842	17,958
Mortgage and other notes receivable	20,491	18,238
Investments in unconsolidated affiliates	294,062	276,383
Intangible lease assets and other assets	187,229	185,281
	$6,383,928	$6,479,991

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,683,487	$4,710,628
Accounts payable and accrued liabilities	299,691	344,434
Total liabilities	4,983,178	5,055,062
Commitments and contingencies
Redeemable noncontrolling partnership interests	20,854	25,330
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,791,235 and 170,490,948 issued and outstanding in 2016 and 2015, respectively	1,708	1,705
Additional paid-in capital	1,969,888	1,970,333
Accumulated other comprehensive income	—	1,935
Dividends in excess of cumulative earnings	(705,438)	(689,028)
Total shareholders' equity	1,266,183	1,284,970
Noncontrolling interests	113,713	114,629
Total equity	1,379,896	1,399,599
	$6,383,928	$6,479,991

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2016

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	March 31, 2016	December 31, 2015
ASSETS:
Investment in real estate assets	$2,355,978	$2,357,902
Accumulated depreciation	(595,145)	(677,448)
	1,760,833	1,680,454
Held for sale	68,064	—
Developments in progress	15,458	59,592
Net investment in real estate assets	1,844,355	1,740,046
Other assets	199,405	168,540
Total assets	$2,043,760	$1,908,586

LIABILITIES:
Mortgage and other indebtedness	$1,560,802	$1,546,272
Other liabilities	54,059	51,357
Total liabilities	1,614,861	1,597,629

OWNERS' EQUITY:
The Company	224,762	184,868
Other investors	204,137	126,089
Total owners' equity	428,899	310,957
Total liabilities and owners’ equity	$2,043,760	$1,908,586

	Three Months Ended March 31,
	2016	2015
Total revenues	$64,204	$62,472
Depreciation and amortization	(20,610)	(19,481)
Operating expenses	(20,072)	(19,306)
Income from operations	23,522	23,685
Interest income	336	332
Interest expense	(13,489)	(18,794)
Gain on sales of real estate assets	80,959	815
Net income	$91,328	$6,038

	Company's Share for the Three Months Ended March 31,
	2016	2015
Total revenues	$30,264	$32,835
Depreciation and amortization	(9,178)	(10,317)
Operating expenses	(8,762)	(9,828)
Income from operations	12,324	12,690
Interest income	256	255
Interest expense	(6,585)	(9,685)
Gain on sales of real estate assets	26,395	563
Net income	$32,390	$3,823

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2016

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended March 31,
	2016	2015
EBITDA:
Net income	$41,892	$53,205

Adjustments:
Depreciation and amortization	76,506	76,266
Depreciation and amortization from unconsolidated affiliates	9,178	10,317
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,393)	(2,631)
Interest expense	55,231	59,157
Interest expense from unconsolidated affiliates	6,585	9,685
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,679)	(1,695)
Income and other taxes	345	(717)
Gain on investment	—	(16,560)
Equity in earnings from sale of unconsolidated affiliate	(26,395)	—
Gain on extinguishment of debt	(6)	—
Loss on impairment	19,685	—
Abandoned projects	1	125
Net (income) loss attributable to noncontrolling interests in earnings of other consolidated subsidiaries	3,127	(869)
Gain on depreciable property	—	(67)
Company's share of total EBITDA	$182,077	$186,216

Interest Expense:
Interest expense	$55,231	$59,157
Interest expense from unconsolidated affiliates	6,585	9,685
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,679)	(1,695)
Company's share of total interest expense	$60,137	$67,147

Ratio of EBITDA to Interest Expense	3.03	2.77

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended March 31,
	2016	2015
Company's share of total EBITDA	$182,077	$186,216
Interest expense	(55,231)	(59,157)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,679	1,695
Income and other taxes	(345)	717
Net amortization of deferred financing costs and debt premiums and discounts	725	1,577
Net amortization of intangible lease assets and liabilities	(622)	(175)
Depreciation and interest expense from unconsolidated affiliates	(15,763)	(20,002)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,393	2,631
Noncontrolling interests in earnings of other consolidated subsidiaries	(3,127)	869
Gains on outparcel sales	—	(690)
Equity in earnings of unconsolidated affiliates	(5,995)	(3,823)
Distributions of earnings from unconsolidated affiliates	4,113	4,538
Share-based compensation expense	1,802	2,488
Provision for doubtful accounts	2,104	1,372
Change in deferred tax assets	99	507
Changes in operating assets and liabilities	(28,132)	(13,029)
Cash flows provided by operating activities	$85,777	$105,734

Supplemental Financial And Operating Information
As of March 31, 2016

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Operating Properties:
Hickory Point Mall	Forsyth, IL	Dec-15	(1)	5.85%	$27,446		$27,446	$—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	11,313	(2)	11,313	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,083	(3)	10,083	—
Stroud Mall	Stroudsburg, PA	Apr-16		4.59%	30,276	(4)	30,276	—
York Galleria	York, PA	Apr-16		4.55%	48,337	(5)	48,337	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	2.22%	11,056		—	11,056
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	71,721		71,721	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	98,601		98,601	—
Midland Mall	Midland, MI	Aug-16		6.10%	32,221		32,221	—
Chesterfield Mall	Chesterfield, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	55,452		55,452	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	38,819		38,819	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	47,910		47,910	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	128,252		128,252	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,532		14,532	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	91,653		91,653	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	37,862		37,862	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,189		19,189	—
The Outlet Shoppes at Atlanta - Ridgewalk	Woodstock, GA	Jun-17		4.93%	2,585		—	2,585
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	63,183		63,183	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	38,468		38,468	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX	Apr-18		3.19%	6,844		—	6,844
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	148,349		148,349	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	Apr-19	Apr-21	3.18%	5,714		—	5,714
The Outlet Shoppes at Oklahoma City - Phase III	Oklahoma City, OK	Apr-19	Apr-21	3.19%	2,834		—	2,834
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	27,597		27,597	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	47,473		47,473	—
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	Dec-19		2.94%	2,142		—	2,142
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Dec-19		2.94%	4,053		—	4,053
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,302		13,302	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	73,328		73,328	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Jul-20		2.94%	10,101		—	10,101
Parkway Place	Huntsville, AL	Jul-20		6.50%	37,404		37,404	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	57,887		57,887	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	85,250		85,250	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	38,184		38,184	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,557		9,557	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	88,638		88,638	—
Wausau Center	Wausau, WI	Apr-21		5.85%	17,807		17,807	—
Fayette Mall	Lexington, KY	May-21		5.42%	165,711		165,711	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	47,737		47,737	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	71,176		71,176	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	126,176		126,176	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	54,918		54,918	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	68,734		68,734	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Arbor Place	Atlanta (Douglasville), GA	May-22		5.10%	115,079		115,079	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	19,734		19,734	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	38,494		38,494	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	66,978		66,978	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	63,104		63,104	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	36,759		36,759	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	77,102		77,102	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	75,799		75,799	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	38,450		38,450	—
	SUBTOTAL				2,761,374		2,716,045	45,329
Weighted-average interest rate					5.63%		5.68%	2.96%

Debt Premiums (Discounts): (6)					3,970		3,970	—

Total Loans On Operating Properties And Debt Premiums (Discounts)					2,765,344		2,720,015	45,329
Weighted-average interest rate					5.63%		5.68%	2.96%

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity		Oct-19	Oct-20	1.60%	—		—	—
$100,000 capacity		Oct-19	Oct-20	1.64%	27,800		—	27,800
$500,000 capacity		Oct-20		1.63%	359,386		—	359,386
	SUBTOTAL				387,186		—	387,186

Unsecured term loans:
$350,000 Term Loan		Oct-17	Oct-19	1.78%	350,000		—	350,000
$50,000 Term Loan		Feb-18		1.99%	50,000		—	50,000
$400,000 Term Loan		Jul-18		1.94%	400,000		—	400,000
	SUBTOTAL				800,000		—	800,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(3,751)		(3,751)	—
Senior unsecured 4.60% notes		Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.60%	(66)		(66)	—
	SUBTOTAL				746,183		746,183	—

Other:
Other subsidiary term loan		May-17		3.50%	61		61	—

Total Consolidated Debt					$4,698,774	(7)	$3,466,259	$1,232,515
Weighted-average interest rate					4.56%		5.53%	1.84%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Renaissance Center - Phase I (8)	Durham, NC	Jul-16		5.61%	$15,742		$15,742	$—
Fremaux Town Center - Phase I	Slidell, LA	Aug-16	Aug-18	2.44%	26,345		—	26,345
Fremaux Town Center - Phase II	Slidell, LA	Aug-16	Aug-18	2.44%	19,458		—	19,458
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	7,141		7,141	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	10,124		10,124	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	19,180		19,180	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,291		6,291	—
Gulf Coast Town Center - Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400		95,400	—
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.50%	2,468		—	2,468
High Pointe Commons - Phase II	Harrisburg, PA	Jul-17		6.10%	2,514		2,514	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	2.24%	33,574		—	33,574
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.44%	11,137		—	11,137

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Hammock Landing - Phase I	West Melbourne, FL	Feb-18	Feb-19	2.44%	21,648		—	21,648
Hammock Landing - Phase II	West Melbourne, FL	Feb-18	Feb-19	2.44%	8,369		—	8,369
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.44%	29,279		—	29,279
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	51,423		51,423	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	17,109		17,109	—
York Town Center	York, PA	Feb-22		4.90%	17,305		17,305	—
York Town Center - Pier 1	York, PA	Feb-22		2.99%	690		—	690
West County Center	St. Louis, MO	Dec-22		3.40%	94,551		94,551	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000		50,000	—
Renaissance Center - Phase II (8)	Durham, NC	Apr-23		3.49%	8,000		8,000	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,819		2,819	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	58,429		58,429	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	138,000		138,000	—
	SUBTOTAL				746,996	(7)	594,028	152,968

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
Statesboro Crossing	Statesboro, GA	50%		2.22%	(5,528)		—	(5,528)
Hamilton Place	Chattanooga, TN	10%		5.86%	(9,860)		(9,860)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,453)		(1,453)	—
Other subsidiary term loan	Chattanooga, TN	50%		3.50%	(30)		(30)	—
The Outlet Shoppes at Atlanta - Ridgewalk	Woodstock, GA	25%		4.93%	(646)		—	(646)
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(15,796)		(15,796)	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	25%		3.18%	(1,428)		—	(1,428)
The Terrace	Chattanooga, TN	8%		7.25%	(1,064)		(1,064)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(765)		(765)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(13,729)		(13,729)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,579)		(1,579)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,275)		(19,275)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(26,530)		(26,530)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.80%	(19,225)		(19,225)	—
					(116,908)		(109,306)	(7,602)

Less Noncontrolling Interests' Share Of Debt Premiums: (5)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	(600)		(600)	—

	SUBTOTAL				(117,508)	(7)	(109,906)	(7,602)

Company's Share Of Consolidated And Unconsolidated Debt					$5,328,262	(7)	$3,950,381	$1,377,881
Weighted-average interest rate					4.49%		5.40%	1.90%

Total Debt of Unconsolidated Affiliates:
Renaissance Center Phase I (8)	Durham, NC	Jul-16		5.61%	$31,484		$31,484	$—
Fremaux Town Center	Slidell, LA	Aug-16	Aug-18	2.44%	40,530		—	40,530
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.44%	29,935		—	29,935
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	15,033		15,033	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	20,249		20,249	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	38,359		38,359	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	12,582		12,582	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800		190,800	—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-17		2.50%	4,936		—	4,936
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,027		5,027	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	2.24%	33,574		—	33,574
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.44%	11,137		—	11,137
Hammock Landing Phase I	West Melbourne, FL	Feb-18	Feb-19	2.44%	43,297		—	43,297
Hammock Landing Phase II	West Melbourne, FL	Feb-18	Feb-19	2.44%	16,737		—	16,737

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.44%	58,558	—	58,558
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	102,847	102,847	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	171,092	171,092	—
York Town Center	York, PA	Feb-22		4.90%	34,610	34,610	—
York Town Center - Pier 1	York, PA	Feb-22		2.99%	1,381	—	1,381
West County Center	St. Louis, MO	Dec-22		3.40%	189,103	189,103	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000	100,000	—
Renaissance Center Phase II (8)	Durham, NC	Apr-23		3.49%	16,000	16,000	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,639	5,639	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	116,858	116,858	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	276,000	276,000	—
					$1,565,768	$1,325,683	$240,085
Weighted-average interest rate					4.21%	4.54%	2.42%

(1)
The loan was modified in April 2016 to extend the maturity date to December 2018 with a one-year extension option. The interest rate remains the same but future amortization payments have been eliminated.

(2)
The Company has an interest rate swap on a notional amount of $11,313, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminated in April 2016.

(3)
The Company has an interest rate swap on a notional amount of $10,083, amortizing to $10,083 over the term of the swap, related to Gunbarrel Pointe to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminated in April 2016.

(4)
The Company has an interest rate swap on a notional amount of $30,276, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminated in April 2016.

(5)
The Company has an interest rate swap on a notional amount of $48,337, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminated in April 2016.

(6)	The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.

(7)	See page 11 for unamortized deferred financing costs.

(8)	In April 2016, the Company sold 100% of its interests in Renaissance Center. Concurrent with the sale, the loan on Phase I was retired and the loan on Phase II was assumed by the buyer.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2016

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	525,450	22,883	(9,860)	538,473	10.11%	5.67%
2017	444,046	135,977	(17,925)	562,098	10.55%	5.98%
2018	654,717	97,226	(5,528)	746,415	14.01%	3.54%
2019	431,265	104,007	—	535,272	10.05%	2.78%
2020	579,208	17,109	(1,064)	595,253	11.17%	3.16%
2021	532,608	—	(2,193)	530,415	9.95%	5.58%
2022	589,976	112,546	(15,308)	687,214	12.90%	4.72%
2023	527,102	58,000	(19,275)	565,827	10.62%	5.03%
2024	375,799	61,248	(26,530)	410,517	7.70%	4.46%
2025	38,450	138,000	(19,225)	157,225	2.95%	4.07%
Face Amount of Debt	4,698,621	746,996	(116,908)	5,328,709	100.01%	4.49%
Net Premiums on Debt	153	—	(600)	(447)	(0.01)%	—%
Total	$4,698,774	$746,996	$(117,508)	$5,328,262	100.00%	4.49%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	536,506	68,686	(15,388)	589,804	11.07%	5.39%
2017	794,046	180,688	(17,925)	956,809	17.96%	4.28%
2018	643,661	127,828	—	771,489	14.48%	3.54%
2019	117,613	—	(1,428)	116,185	2.18%	5.91%
2020	551,408	—	(1,064)	550,344	10.33%	3.21%
2021	524,060	—	(765)	523,295	9.82%	5.61%
2022	589,976	112,546	(15,308)	687,214	12.90%	4.72%
2023	527,102	58,000	(19,275)	565,827	10.62%	5.03%
2024	375,799	61,248	(26,530)	410,517	7.70%	4.46%
2025	38,450	138,000	(19,225)	157,225	2.95%	4.07%
Face Amount of Debt	4,698,621	746,996	(116,908)	5,328,709	100.01%	4.49%
Net Premiums on Debt	153	—	(600)	(447)	(0.01)%	—%
Total	$4,698,774	$746,996	$(117,508)	$5,328,262	100.00%	4.49%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	49.5%
Unencumbered asset value to unsecured indebtedness	> 1.6x	2.3x
Unencumbered NOI to unsecured interest expense	> 1.75x	5.1x
EBITDA to fixed charges (debt service)	> 1.5x	2.3x

Senior Unsecured Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	54.4%
Secured debt to total assets	< 45%	31.3%
Total unencumbered assets to unsecured debt	> 150%	217.7%
Consolidated income available for debt service to annual debt service charge	> 1.5x	3.2x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2016

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/16
			3/31/16	3/31/15	3/31/16	3/31/15
Acadiana Mall	Lafayette, LA	991,291
Coastal Grand	Myrtle Beach, SC	1,038,084
CoolSprings Galleria	Nashville, TN	1,142,777
Cross Creek Mall	Fayetteville, NC	1,045,311
Dakota Square Mall	Minot, ND	741,137
Fayette Mall	Lexington, KY	1,227,839
Friendly Center and The Shops at Friendly	Greensboro, NC	1,137,636
Governor's Square	Clarksville, TN	738,016
Hamilton Place	Chattanooga, TN	1,150,185
Hanes Mall	Winston-Salem, NC	1,504,440
Harford Mall	Bel Air, MD	505,483
Jefferson Mall	Louisville, KY	894,132
Mall del Norte	Laredo, TX	1,170,540
Mayfaire Town Center	Wilmington, NC	589,000
Oak Park Mall	Overland Park, KS	1,609,821
The Outlet Shoppes at Atlanta (2)	Woodstock, GA	404,563
The Outlet Shoppes at El Paso	El Paso, TX	431,134
The Outlet Shoppes of the Bluegrass (2)	Simpsonville, KY	428,061
Park Plaza	Little Rock, AR	540,167
Post Oak Mall	College Station, TX	759,632
St. Clair Square	Fairview Heights, IL	1,085,753
Sunrise Mall	Brownsville, TX	801,392
Volusia Mall	Daytona Beach, FL	1,097,584
West County Center	Des Peres, MO	1,197,210
West Towne Mall	Madison, WI	823,505
Total Tier 1 Malls		23,054,693	$444	$437	93.5%	92.7%	43.1%

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/16
			3/31/16	03/31/15	3/31/16	3/31/15
Arbor Place	Atlanta (Douglasville), GA	1,163,432
Asheville Mall	Asheville, NC	974,552
Brookfield Square	Brookfield, WI	1,008,297
Burnsville Center	Burnsville, MN	1,046,359
CherryVale Mall	Rockford, IL	849,253
East Towne Mall	Madison, WI	787,809
EastGate Mall	Cincinnati, OH	860,830
Eastland Mall	Bloomington, IL	760,833
Frontier Mall	Cheyenne, WY	524,239
Greenbrier Mall	Chesapeake, VA	890,851
Honey Creek Mall	Terre Haute, IN	677,322
Imperial Valley Mall	El Centro, CA	827,648
Kirkwood Mall	Bismarck, ND	849,273
Laurel Park Place	Livonia, MI	494,889
Layton Hills Mall	Layton, UT	597,648
Meridian Mall	Lansing, MI	968,601
Mid Rivers Mall	St. Peters, MO	1,076,184
Northgate Mall	Chattanooga, TN	761,913
Northpark Mall	Joplin, MO	938,027
Northwoods Mall	North Charleston, SC	773,547
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	375,933
Parkdale Mall	Beaumont, TX	1,248,167
Parkway Place	Huntsville, AL	648,267
Pearland Town Center	Pearland, TX	646,996
Richland Mall	Waco, TX	686,628
South County Center	St. Louis, MO	1,043,621
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,975
Turtle Creek Mall	Hattiesburg, MS	846,121
Valley View Mall	Roanoke, VA	844,517
WestGate Mall	Spartanburg, SC	954,084
Westmoreland Mall	Greensburg, PA	979,576
York Galleria	York, PA	764,773
Total Tier 2 Malls		27,649,796	$347	$337	90.5%	88.6%	43.5%

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/16
			3/31/16	3/31/15	3/31/16	3/31/15
Alamance Crossing	Burlington, NC	881,700
Bonita Lakes Mall	Meridian, MS	631,923
College Square	Morristown, TN	450,398
Fashion Square	Saginaw, MI	748,483
Foothills Mall	Maryville, TN	463,751
Janesville Mall	Janesville, WI	600,710
Kentucky Oaks Mall	Paducah, KY	1,062,196
The Lakes Mall	Muskegon, MI	587,973
Monroeville Mall	Pittsburgh, PA	1,077,520
The Outlet Shoppes at Gettysburg	Gettysburg, PA	247,622
Randolph Mall	Asheboro, NC	384,118
Regency Mall	Racine, WI	789,368
Stroud Mall	Stroudsburg, PA	403,258
Walnut Square	Dalton, GA	495,970
Total Tier 3 Malls		8,824,990	$270	$263	84.9%	86.4%	8.9%

Total Mall Portfolio		59,529,479	$378	$369	90.9%	89.8%	95.5%

Excluded Malls (3)
Property	Category	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/16
				3/31/16	3/31/15	3/31/16	3/31/15
Lender Malls:
Chesterfield Mall	Lender	Chesterfield, MO	1,294,166
Gulf Coast Town Center	Lender	Ft. Myers, FL	1,154,586
Midland Mall	Lender	Midland, MI	473,634
			2,922,386
Other Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	912,829
Hickory Point Mall	Repositioning	Forsyth, IL	815,343
River Ridge Mall	Minority Interest	Lynchburg, VA	764,369
Triangle Town Center	Minority Interest	Raleigh, NC	1,253,577
Wausau Center	Repositioning	Wausau, WI	423,774
			4,169,892

Total Excluded Malls			7,092,278	N/A	N/A	N/A	N/A	4.5%

(1)    Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)    The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.
(3)    Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

-	Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related Property.

-
Repositioning Malls - Malls where we have determined that the current format of the Property no longer represents the best use of the Property and we are in the process of evaluating alternative strategies for the Property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the Property, we have determined that the Property no longer meets our criteria for long-term investment.

-	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
All Property Types (1)	$552,914	$39.13	$39.22	0.2%	$40.31	3.0%
Stabilized malls	520,801	40.26	40.27	—%	41.37	2.8%
New leases	112,239	40.41	47.51	17.6%	50.27	24.4%
Renewal leases	408,562	40.22	38.28	(4.8)%	38.93	(3.2)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

			As of March 31,
	Square Feet		2016	2015
Operating portfolio:		Same-center malls	$31.68	$31.22
New leases	329,599	Stabilized malls	31.79	31.14
Renewal leases	760,925	Non-stabilized malls (4)	26.09	21.61
Development portfolio:		Associated centers (5)	13.93	12.88
New leases	131,686	Community centers (5)	16.16	15.54
Total leased	1,222,210	Office buildings (5)	19.69	19.37

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2016, including the impact of any rent concessions.

(4)
Includes The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of March 31, 2016 and The Outlet Shoppes of the Bluegrass, The Outlet Shoppes at Atlanta and Fremaux Town Center as of March 31, 2015.

(5)	Includes annual base rent per square foot for all leased locations regardless of size.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Three Months Ended March 31, 2016 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2016:
New	73	235,453	9.02	$49.14	$51.80	$42.61	$6.53	15.3%	$9.19	21.6%
Renewal	323	944,166	3.46	39.88	40.48	40.08	(0.20)	(0.5)%	0.40	1.0%
Commencement 2016 Total	396	1,179,619	4.48	$41.73	$42.74	$40.58	$1.15	2.8%	$2.16	5.3%

Commencement 2017:
New	6	5,665	9.65	$109.76	$117.80	$81.99	$27.77	33.9%	$35.81	43.7%
Renewal	29	88,814	3.97	40.05	40.68	39.05	1.00	2.6%	1.63	4.2%
Commencement 2017 Total	35	94,479	4.94	$44.23	$45.31	$41.63	$2.60	6.2%	$3.68	8.8%

Total 2016/2017	431	1,274,098	4.52	$41.91	$42.93	$40.66	$1.25	3.1%	$2.27	5.6%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2016

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues
1	L Brands, Inc (1)	163	877,155	3.49%
2	Signet Jewelers Limited (2)	215	324,603	2.82%
4	Ascena Retail Group, Inc. (3)	208	1,052,074	2.52%
3	Foot Locker, Inc.	133	582,919	2.34%
5	AE Outfitters Retail Company	79	487,005	1.97%
6	Dick's Sporting Goods, Inc. (4)	30	1,669,370	1.71%
7	Genesco Inc. (5)	192	307,928	1.70%
8	The Gap, Inc.	64	722,794	1.60%
9	Luxottica Group, S.P.A. (6)	119	263,271	1.22%
10	Express Fashions	44	365,486	1.18%
11	Abercrombie & Fitch, Co.	51	347,592	1.17%
12	Forever 21 Retail, Inc.	23	460,658	1.17%
13	JC Penney Company, Inc. (7)	61	6,981,249	1.16%
14	Finish Line, Inc.	60	311,636	1.11%
15	Charlotte Russe Holding, Inc.	57	364,514	1.08%
16	The Buckle, Inc.	52	266,935	1.02%
17	Best Buy Co., Inc. (8)	62	547,139	0.97%
18	Aeropostale, Inc.	69	262,303	0.94%
19	Claire's Stores, Inc.	111	139,336	0.81%
20	Shoe Show, Inc.	50	648,167	0.80%
21	Barnes & Noble Inc.	20	586,329	0.77%
22	The Children's Place Retail Stores, Inc.	61	265,624	0.76%
23	Cinemark	10	524,773	0.75%
24	New York & Company, Inc.	39	261,157	0.73%
25	H&M	27	552,089	0.68%
		2,000	19,172,106	34.47%

(1)	L Brands, Inc operates Victoria's Secret, PINK, White Barn Candle and Bath & Body Works.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(3)	Ascena Retail Group, Inc. operates Justice, Dressbarn, Maurices, Lane Bryant and Catherines, Ann Taylor, LOFT, and Lou & Grey.
(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream stores.
(5)	Genesco Inc. operates Journey's, Underground by Journeys, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse stores.
(6)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(7)	JC Penney Co., Inc. owns 31 of these stores. The above chart includes one leased store at College Square Mall that the Company terminated in April 2016 for redevelopment.
(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2016

Capital Expenditures
(In thousands)

	Three Months Ended March 31,
	2016	2015
Tenant allowances (1)	$11,645	$12,696

Renovations (2)	3,114	2,163

Deferred maintenance: (3)
Parking lot and parking lot lighting	720	1,912
Roof repairs and replacements	669	931
Other capital expenditures	4,125	1,066
Total deferred maintenance expenditures	5,514	3,909

Total capital expenditures	$20,273	$18,768

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2016	2015
Quarter ended:
March 31,	$658	$695
June 30,		284
September 30,		806
December 31,		880
	$658	$2,665

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2016

Property Opened During the Three Months Ended March 31, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Mall Expansion:
Kirkwood Mall-Self Development (Panera Bread, Verizon, Caribou Coffee)	Bismarck, ND	100%	12,570	$3,702	$3,346	Mar-16	10.5%

Properties Under Development at March 31, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center	Lafayette, LA	65%	431,070	$40,724	$28,929	Spring-16	8.8%

Mall Expansions:
Friendly Center - Cheesecake Factory	Greensboro, NC	50%	9,156	2,307	193	Fall-16	10.8%
Friendly Center - Shops	Greensboro, NC	50%	12,765	2,638	509	Fall-16	8.1%
			21,921	4,945	702
Community Center Expansions:
The Forum at Grandview - Expansion	Madison, MS	75%	24,516	5,624	167	Fall-16	8.5%
Hammock Landing - Expansion	West Melbourne, FL	50%	23,717	2,351	177	Fall-16	10.7%
High Pointe Commons - (Petco)	Harrisburg, PA	50%	12,885	1,055	60	Oct-16	10.5%
			61,118	9,030	404

Mall Redevelopments:
CoolSprings Galleria - Sears Redevelopment (American Girl, Cheesecake Factory)	Nashville, TN	50%	182,163	32,816	23,511	May-15/Summer-16	7.4%
Northpark Mall - (Dunham's Sports)	Joplin, MO	100%	80,524	3,362	830	Fall-16	9.5%
Oak Park Mall - Self Development	Overland Park, KS	50%	6,735	1,210	605	Summer-16	8.2%
Randolph Mall - JCP Redevelopment (Ross/ULTA)	Asheboro, NC	100%	33,796	4,372	3,164	Summer-16	7.8%
			303,218	41,760	28,110

Total Properties Under Development			817,327	$96,459	$58,145

Shadow Pipeline of Properties Under Development at March 31, 2016
(Dollars in thousands)
				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Laredo	Laredo, TX	65%	350,000 - 360,000	$68,000 - $72,000	Winter-16	9% - 10%

Mall Expansions:
Dakota Square Mall - Expansion	Minot, ND	100%	23,000 - 26,000	$7,000 - $8,000	Fall-16	7% - 8%
Hamilton Place - Theatre	Chattanooga, TN	100%	30,000 - 35,000	5,000 - 6,000	Fall-16	9% - 10%
Mayfaire Town Center - Phase I	Wilmington, NC	100%	65,000 - 70,000	19,000 - 21,000	Spring-17	8% - 9%
			118,000 - 131,000	31,000 - 35,000
Mall Redevelopment:
College Square - JCP Redevelopment	Morristown, TN	100%	90,000 - 95,000	14,000 - 15,500	Fall-16	7% - 8%

Total Shadow Pipeline			558,000 - 586,000	$113,000 - $122,500

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.